UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   June 5, 2000

                                    PSC Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           New York                   0-9919                    16-0969362
-----------------------------      -----------              -----------------
(State or Other Jurisdiction       (Commission                 (IRS Employer
      of Incorporation)            File Number)             Identification No.)


                    675 Basket Road, Webster, New York 14580
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number:  (716) 265-1600
                                --------------


                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On June 5, 2000, PSC Inc. (the "Company"), Mohawk Corp. ("Parent") and Mohawk Acquisition Corp., a wholly owned subsidiary of Parent ("Purchaser"), entered into an Agreement and Plan of Merger, dated as of June 5, 2000 (the "Merger Agreement"), by and among the Company, Parent and Purchaser. The Merger Agreement provides for Purchaser to commence a cash tender offer (the "Offer") by June 19, 2000 for all of the shares ("Shares") of common stock of the Company (the "Common Stock") at a price of $8.45 per share, upon the terms and subject to the conditions contained in the Merger Agreement. Purchaser will also make a tender offer for all issued and outstanding Warrants of the Company and all issued and outstanding shares of Series A Preferred Stock of the Company. The Merger Agreement further provides that, as soon as practicable after the satisfaction or waiver of the conditions set forth in the Merger Agreement (including, without limitation, the consummation of the Offer), and in accordance with the relevant provisions of the New York Business Corporation Law, as amended, Purchaser will be merged (the "Merger") with and into the Company. In connection with the Merger Agreement, certain of the members of the Company's Board of Directors and the Company's officers have entered into a Stockholders Agreement whereby such stockholders have agreed to tender their shares in the Offer and to vote in favor of the Merger Agreement and the Merger at any meeting of the Company's stockholders called to vote on such matters. Following the consummation of the Merger, the Company will continue as the surviving corporation. In the Merger, the holders of Shares (other than Parent, Purchaser or any subsidiary of any of the foregoing) will receive the same per Share consideration as is paid to holders of Shares in the Offer.

         Filed herewith as Exhibit 99.1 is a copy of the joint press release issued by the Company and the Purchaser on June 6, 2000 announcing the execution of the Merger Agreement.

         On December 30, 1997, the Board of Directors of the Company declared a dividend of one right (the "Right") to purchase shares of the Company's Series B Preferred Stock for each outstanding share of Common Stock. The terms of the Rights are set forth in the Rights Agreement, dated as of December 30, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement").

         On June 5, 2000, the Board of Directors of the Company adopted Amendment No. 1 to the Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C. ("Rights Agreement Amendment No. 1"), a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference. Rights Agreement Amendment No.1 provides that Purchaser and its Affiliates will not be considered an "Acquiring Person" under the Rights Agreement solely to the extent that Purchaser or any of its affiliates becomes the beneficial owner of 20% or more of the shares of Common Stock and by reason of the execution of, or the consummation of the transactions contemplated by, the Merger Agreement, which provision will not survive if the Merger Agreement is terminated in accordance with its terms.

         The materials filed as exhibits hereto contain forward-looking statements within the meaning of the safe harbor provisions of the Securities Exchange Act of 1934 (the "Exchange Act"), including statements regarding the operations of the Company during the interim period between the execution of the Merger Agreement and the consummation of the transactions contemplated thereby. The forward-looking statements are subject to various risks and uncertainties. Although the Company believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not vary materially from its expectations. Those risks and uncertainties include the failure of the certain conditions set forth in the Merger Agreement and adverse industry and economic conditions. Other risk factors are detailed from time to time in the reports under the Exchange Act of the Company.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits:

         4.1. Amendment No. 1 to the Rights Agreement, dated as of June 5, 2000, between the Company and ChaseMellon Shareholder Services, LLC, as Rights Agent.

         99.1 Joint Press Release of the Company and Parent, issued on June 6, 2000.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           PSC INC.


Date:  June 7, 2000        By: /s/ Robert C. Strandberg
                           ----------------------------------------------------
                           Name: Robert C. Strandberg
                           Title:  President and Chief Executive Officer


         EXHIBIT INDEX


         The following designated exhibits are filed herewith:

         4.1. Amendment No. 1 to the Rights Agreement, dated as of June 5, 2000, between the Company and ChaseMellon Shareholder Services, LLC, as Rights Agent.

         99.1 Joint Press Release of the Company and Parent, issued on June 6, 2000.